USANA, INC.
                             EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (this "Agreement") effective as of the 1/st/ day of June, 1997 (the "Effective Date"), is made by and between USANA, INC., a Utah corporation having its principal place of business in Salt Lake City, Utah (the "Company"), and GILBERT A. FULLER, a resident of Utah (the "Executive").

                                   RECITALS

     A. The Company desires to retain the services of the Executive, presently an employee of the Company in the capacity of Vice President and Chief Financial Officer, and the Executive desires to render such services, upon the terms and conditions contained herein.

     B. The Board of Directors of the Company (the "Board"), by appropriate resolutions, authorized the employment of the Executive as provided for in this Agreement.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the covenants contained herein, the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                    DUTIES
                                    ------

     1.01  Duties.  The Company hereby employs the Executive, and the Executive
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hereby accepts employment, as the Company's Vice President and Chief Financial
Officer upon the terms and conditions contained herein. The Executive shall exercise the authority and assume the responsibilities: (i) specified in the Company's Bylaws; (ii) of a Vice President and Chief Financial Officer of a corporation of the size and nature of the Company; and (iii) prescribed by the Board from time to time.

     1.02  Other Business.  During the Contract Term, and excluding any periods
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of vacation, sick leave or disability to which the Executive is entitled, the
Executive agrees to devote his full attention and time to the business and affairs of the Company and, to the extent necessary to discharge the duties assigned to the Executive hereunder, to use his best efforts to perform faithfully and efficiently such duties. Notwithstanding the foregoing, but in each case subject to (i) the advance approval of the Chairman of the Board, and
(ii) the provisions of Article VI hereof, the Executive shall be entitled to serve on the board of directors of up to two (2) publicly held companies other than the Company and up to two (2) privately held companies. Notwithstanding the foregoing, Executive shall be allowed to handle his personal business affairs, including the management of personal investments, so long as such activities do not interfere with the performance of his duties hereunder or otherwise conflict with the terms and conditions of this Agreement.

                                  ARTICLE II

                               TERM OF AGREEMENT
                               -----------------

     The term of this Agreement shall commence on the Effective Date and shall terminate at 11:59 p.m. Mountain Time on May 31, 2000 (the "Contract Term") unless sooner terminated hereunder.

                                  ARTICLE III

                                 COMPENSATION
                                 ------------

     During the Contract Term, the Company shall pay, or cause to be paid to the Executive in cash in accordance with the normal payroll practices of the Company for senior executive officers (including deductions, withholdings and collections as required by law), the following:

     3.01  Annual Base Salary.  In installments not less frequently than
           ------------------
monthly, an annual base salary ("Annual Base Salary") of: (i) one hundred forty thousand dollars ($140,000) for the period commencing on the Effective Date and ending on May 31, 1998, (ii) one hundred forty-five thousand dollars ($145,000) for the period commencing on June 1, 1998 and ending on May 31, 1999; and (iii) one hundred fifty thousand dollars ($150,000) for the period commencing on June 1, 1999 and ending on May 31, 2000; and

     3.02  Annual Bonus.  The Compensation Committee of the Board will adopt and
           ------------
recommend to the Board a cash bonus program for executive officers of the Company beginning in the year 1998 ("Annual Cash Bonus"). At such time as the Annual Cash Bonus plan is adopted by the Board, Executive shall be entitled to participate in the plan and receive the Annual Cash Bonus, subject to the terms and conditions of such plan.

                                  ARTICLE IV

                                OTHER BENEFITS
                                --------------

     4.01  Incentive Savings and Retirement Plans. The Executive shall be
           ----------------------------------------
entitled to participate, during the Contract Term, in all incentive (including annual and long-term incentives), savings and retirement plans, practices, policies and programs available to other senior executives of the Company.

     4.02  Welfare Benefits. Immediately upon the Effective Date and throughout
           ----------------
the Contract Term, the Executive and/or the Executive's family, as the case may be, shall be entitled to participate in, and shall receive all benefits under, all welfare benefit plans, practices, policies and programs provided by the Company (including without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, dependent life, accidental death and travel accident insurance plans and programs) at a level that is equal to other senior executives of the Company.


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     4.03  Automobile.  Executive shall have the use of a Company car or receipt
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of an automobile allowance pursuant to an existing policy or a successor policy established by the Compensation Committee (or the Board, as the case may be).

     4.04  Expenses.  During the Contract Term, the Executive shall be entitled
           --------
to receive prompt reimbursement for all reasonable employment-related expenses which are tax deductible by the Company as business expenses and incurred by the Executive. The Executive shall be reimbursed upon the Company's receipt of accountings in accordance with practices, policies and procedures applicable to senior executives of the Company.

     4.05  Office and Support Staff.  During the Contract Term, the Executive
           ------------------------
shall be entitled to use of an office, furnishings, other appointments, personal secretarial assistance and other assistance, commensurate with the position of Vice President and Chief Financial Officer of the Company, all of which shall be adequate for the performance of the Executive's duties.

     4.06  Vacation.  The Executive shall be entitled to participate on the same
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terms as his peer executives in the Company in the vacation policy established for executive officers of the Company by the Executive Committee/Compensation Committee of the Board.

     4.07  Stock Options.  The Executive has been granted certain options (the
           -------------
"Options") to purchase an aggregate of eighty thousand (80,000) shares of the Company's common voting stock, no par value per share (the "Common Stock"), at an exercise price per share of $15.66. The Options are the subject of written option agreements between the Company and Executive and have been granted subject to the terms of the Company's 1996 Long-Term Incentive and Stock Investment Plan or any successor plan thereto (the "Stock Plan"). A copy of the Stock Plan has been delivered to the Executive prior to the Effective Date.

                                   ARTICLE V

                             RESTRICTIVE COVENANTS
                             ---------------------

     5.01  Trade Secrets. Confidential and Proprietary Business Information.
           ----------------------------------------------------------------

          (a) The Company has advised the Executive and the Executive has acknowledged that it is the policy of the Company to maintain as secret and confidential all Protected Information (as defined below), and that Protected Information has been and will be developed at substantial cost and effort to the Company. "Protected Information" means trade secrets, confidential and proprietary business information of the Company, any information of the Company other than information which has entered the public domain (unless such information entered the public domain through effects of or on account of the Executive), and all valuable and unique information and techniques acquired, developed or used by the Company relating to its business, operations, employees, distributors, products, customers and suppliers, which give the Company a competitive advantage over those who do not know the information and techniques and which are protected by the Company from unauthorized disclosure, including but not limited to, distributor or key customer lists (including potential distributors or key customers), sources of supply, processes, plans, materials, pricing information, internal memoranda, marketing plans, internal policies, and products and services which may be developed from time to time by the Company and its agent or employees.


                                  Page 3 of 8

          (b) The Executive acknowledges that the Executive will acquire Protected Information with respect to the Company and its successors in interest, which information is a valuable, special and unique asset of the Company's business and operations and that disclosure of such Protected Information may cause irreparable damage to the Company.

          (c) Either during or after termination of employment by the Company, the Executive shall not, directly or indirectly, divulge, furnish or make accessible to any person, firm, corporation, association or other entity (otherwise than as may be required in the regular course of the Executive's employment) nor use in any manner, any Protected Information, or cause any such information of the Company to enter the public domain except through the discharge of his duties under this Agreement, or as may be required by law.

     5.02  Non-Competition
           ---------------

          (a) The Executive agrees that the Executive shall not during the Executive's employment with the Company and during the Restrictive Period (defined below) after the termination of this Agreement, directly or indirectly, in any capacity, engage or participate in, or become employed by or render advisory or consulting or other services in connection with any Prohibited Business as defined in Section 5.02(c). For purposes of this Agreement, the "Restrictive Period" shall mean a period of (i) one (1) year, if termination of Executive's employment hereunder is without cause (as defined in Section 6.02, below), or (ii) two (2) years following termination of Executive's employment by the Company for cause or by voluntary action of Executive.

          (b) The Executive agrees that the Executive shall not during the Executive's employment with the Company and during the Restrictive Period after termination of Executive's employment under this Agreement, make any financial investment, whether in the form of equity or debt, or own any interest, directly or indirectly, in any Prohibited Business. Nothing in this Section 5.02(b) shall, however, restrict the Executive from making any investment in any company whose stock is listed on a national securities exchange; provided that (i) such investment does not give the Executive the right or ability to control or influence the policy decisions of any Prohibited Business by contract or otherwise; (ii) the Executive's beneficial ownership (as defined by Securities and Exchange Commission regulations) in such entity does not exceed 5% of any class of the issued and outstanding voting securities or otherwise subject Executive, either individually or as a member of an affiliated group, to the reporting obligations of Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended, and applicable rules and regulations thereunder, and (iii) such investment does not create a conflict of interest between the Executive's duties hereunder and the Executive's interest in such investment.

          (c) For purposes of this Section 5.02, "Prohibited Business" shall be defined as any business and any branch, office or operation thereof, which is a competitor of the Company.

     5.03  Non-Solicitation.  From the date hereof until the end of the
           ----------------
Restrictive Period, the Executive shall not, directly or indirectly (a) encourage any employee or supplier of the Company or its successors in interest to leave his or her employment with the Company or its successors in interest,
(b) employ, hire, solicit or cause to be employed, hired or solicited (other than by the Company or its successors in interest), or encourage others to employ or hire any person who within two (2) years prior thereto was employed by the Company or its successors in interest, or


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(c) establish a business with, or encourage others to establish a business with, any person who within two (2) years prior thereto was an employee or supplier of the Company or its successors in interest.

     5.04  Survival of Undertakings and Injunctive Relief.
           -----------------------------------------------

          (a) The provisions of Sections 5.01, 5.02 and 5.03 shall survive the termination of the Executive's employment with the Company irrespective of the reasons therefor.

          (b) The Executive acknowledges and agrees that the restrictions imposed upon the Executive by Sections 5.01, 5.02 and 5.03 and the purpose of such restrictions are reasonable and are designed to protect the Protected Information and the continued success of the Company without unduly restricting the Executive's future employment by others. Furthermore, the Executive acknowledges that, in view of the Protected Information which the Executive has or will acquire or has or will have access to and in view of the necessity of the restrictions contained in Sections 5.01, 5.02 and 5.03, any violation of any provision of Sections 5.01, 5.02 and 5.03 hereof would cause irreparable injury to the Company and its successors in interest with respect to the resulting disruption in their operations. By reason of the foregoing the Executive consents and agrees that if the Executive violates any of the provisions of Sections 5.01, 5.02, or 5.03 of this Agreement, the Company and its successors in interest as the case may be, shall be entitled, in addition to any other remedies that they may have, including money damages, to an injunction to be issued by a court of competent jurisdiction, restraining the Executive from committing or continuing any violation of such Sections of this Agreement.

                                  ARTICLE VI

                                  TERMINATION
                                  -----------

     6.01  Termination of Employment. The Executive's employment may be
           -------------------------
terminated at any time during the Contract Term by mutual agreement of the parties, or as otherwise provided in this Article.

     6.02  Termination for Cause. The Company may terminate the Executive's
           ---------------------
employment for Cause by giving the Executive seven (7) days prior written notice of such termination. For purposes of this Agreement, "Cause" for termination shall mean

                (i) the willful failure or refusal to carry out the reasonable directions of the Board, which directions are consistent with the Executive's duties as set forth under this Agreement, other than a failure resulting from the Executive's complete or partial incapacity due to physical or mental illness or impairment;

                (ii) a conviction for a violation of a state or federal criminal law involving the commission of a felony;

                (iii) a willful act by the Executive that constitutes gross negligence in the performance of the Executive's duties under this Agreement and which materially injures the Company;

                (iv) a material breach of the terms of this Agreement, which breach has not been cured by the Executive within fifteen (15) days of written notice of said breach by the Company;

                (v) unethical business practices in connection with the Company's business; or

                (vi)  habitual use of alcohol or drugs.

Upon termination for Cause, the Executive shall not be entitled to payment of any compensation other than salary and benefits under this Agreement earned up to the date of such termination and any stock options, warrants or similar rights which have vested prior to the date of such termination.

     6.03  Termination Without Cause.  This Agreement may be terminated by
           -------------------------
either party at any time without cause. If Executive shall voluntarily terminate his employment for any reason, then upon such voluntary termination, Executive shall not be entitled to payment of any compensation other than salary and benefits under this Agreement earned up to the date of such termination and any stock options, warrants or similar rights which have vested prior to the date of such termination. Should the Executive's employment be terminated by the Company for a reason other than as specifically set forth in Sections 6.01 and 6.02 or
Article V above:

                (i) all of the Options and other stock options, warrants and other similar rights, if any, granted by the Company to the Executive which are vested at the date of termination shall remain vested;

                (ii) all Welfare Benefits described in Section 4.02, above, provided to the Executive and/or the Executive's family prior to such termination shall be continued for the relevant period specified in the table in 6.03(iii), below; and

                (iii) the Company shall continue to pay the Executive his Annual Base Salary, in accordance with the Company's normal practices for other senior executives, for the period specified in the table below:

Termination Period                         Number of Months
-------------------------------------------------------------------------
6/1/97 - 5/31/98                           24
-------------------------------------------------------------------------
6/1/98 - 5/31/99                           18
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6/1/99 - 5/31/00                           12
-------------------------------------------------------------------------



                                  ARTICLE VII

                                 MISCELLANEOUS
                                 -------------

     7.01  Assignment, Successors.  This Agreement may not be assigned by either
           ----------------------
party hereto without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the Executive and the Executive's estate and the Company and any assignee of or successor to the Company.

     7.02  Beneficiary.  If the Executive dies prior to receiving all any
           -----------
amounts due to be paid to Executive hereunder prior to the date of death, such amounts shall be paid in a lump sum payment to the beneficiary designated in writing by the Executive ("Beneficiary") and if no such Beneficiary is designated, to the Trustee under the Amended and Restated Gilbert A. Fuller Revocable Trust Agreement dated July 20, 1995.

     7.03  Nonalienation of Benefits.  Benefits payable under this Agreement
           -------------------------
shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, prior to actually being received by the Executive, and any such attempt to dispose of any right to benefits payable hereunder shall be void.

     7.04  Severability.  If all or any part of this Agreement is declared by
           ------------
any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Agreement not declared to be unlawful or invalid. Any paragraph or part of a paragraph so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such paragraph or part of a paragraph to the fullest extent possible while remaining lawful and valid.

     7.05  Amendment and Waiver.  This Agreement shall not be altered, amended
           --------------------
or modified except by written instrument executed by the Company and the Executive. A waiver of any term, covenant, agreement or condition contained in this Agreement shall not be deemed a waiver of any other term, covenant, agreement or condition and any waiver of any other term, covenant, agreement or condition, and any waiver of any default in any such term, covenant, agreement or condition shall not be deemed a waiver of any later default thereof or of any other term, covenant, agreement or condition.

     7.06  Notices.  All notices and other communications hereunder shall be in
           -------
writing and delivered by hand or by first class registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Company:       USANA, INC.
                         Attention: Dr. Myron Wentz
                         3838 West Parkway Boulevard
                         Salt Lake City, Utah 84120

With a copy to:          DURHAM, EVANS, JONES & PINEGAR
                         Attn: Kevin R. Pinegar, Esq.
                         50 South Main Street, Suite 850
                         Salt Lake City, Utah 84144

If to the Executive:     GILBERT A. FULLER
                         55 Wanderwood Way
                         Sandy, Utah 84092

With a copy to:          Craig T. Vincent, Esq.
                         Nygaard, Coke & Vincent
                         333 North 300 West
                         Salt Lake City, Utah 84103

Either party may from time to time designate a new address by notice given in accordance with this Section. Notice and communications shall be effective when actually received by the addressee.

     7.07  Counterpart Originals.  This Agreement may be executed in
           ---------------------
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     7.08  Entire Agreement.  This Agreement forms the entire agreement between
           ----------------
the parties hereto with respect to any severance payment and with respect to the subject matter contained in the Agreement.

     7.09  Applicable Law. The provisions of this Agreement shall be interpreted
           --------------
and construed in accordance with the laws of the state of Utah, without regard to its choice of law principles.

     7.10  Effect on Other Agreements.  This Agreement shall supersede all prior
           --------------------------
agreements, promises and representations regarding employment by the Company and severance or other payments contingent upon termination of employment. Notwithstanding the foregoing, the Executive shall be entitled to any other severance plan applicable to other senior executives of the Company.

     7.11  Extension or Renegotiation.  The parties hereto agree that at any
           --------------------------
time prior to the expiration of this Agreement, they may extend or renegotiate this Agreement upon mutually agreeable terms and conditions.

     IN WITNESS WHEREOF the parties have executed this Employment Agreement on the date first written above.

                              USANA, INC., a Utah corporation



                              By:  /s/ Myron Wentz
                                 -------------------------------
                              Name:   Myron Wentz
                                   -----------------------------
                              Title:      President
                                     ---------------------------

                              GILBERT A. FULLER, an individual

                              /s/ Gilbert A. Fuller
                              -----------------------------
                              GILBERT A. FULLER




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